UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 28, 2023

GLIDELOGIC CORP.

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(Exact name of Registrant as specified in its charter)

Nevada --------------------------------- (State or other jurisdiction of incorporation)	333-254750 ------------------------------- (Commission File Number)	98-1575837 ------------------------------------- (IRS Employer Identification No.)

21/1 Erkindik Ave, ste. 187

Bishkek, Kyrgyzstan 720000

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(Address of principal executive offices)

(786) 708-6089

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(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated Filer	[ ]	Accelerated Filer	[ ]
Non-accelerated Filer	[X ]	Smaller reporting company	[X ]
		Emerging growth company	[X ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [ ]

Item 5. Corporate Governance & Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Board of Meetings resolutions, on March 27, 2023, Ms. Aizhan Salmorbek Kyzy appointed as a director of the Company.

Ms. Aizhan Salmorbek Kyzy, age 29, has served as a CEO at ML Tech Solutions, LLC. since March 2019. From September 2016 to February 2019, Ms. Aizhan Salmorbek Kyzy served as a CTO at Vinero IT, LLC. Ms. Aizhan Salmorbek Kyzy has a master’s degree in Software Engineering and IT Management from the Kyrgyz State Technical University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLIDELOGIC CORP.

By:        /s/ Daniella Strygina

Name:        Daniella Strygina

Title:        President

Date: March 28, 2023